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                                                                    EXHIBIT 23.2

Kesselman                     Coopers & Lybrand
& Kesselman

certified public
accountants (Isr.)



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement on Form S-8, pertaining to the 1995 Stock Option Plan for Non-Employee Directors of Electric Fuel Corporation of our report dated March 21, 1996, with respect to the consolidated financial statements of Electric Fuel Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1995 filed with the Securities and Exchange Commission.


                         /s/ Kesselman & Kesselman
                         -----------------------------------
                             Kesselman & Kesselman
                         Certified Public Accountants (Israel)


Jerusalem, Israel
January 9, 1997